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                                                                    EXHIBIT 10.5


                                    AMENDMENT

                                       TO

                              EMPLOYMENT AGREEMENT


            THIS AMENDMENT EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of September 22, 2000, by and between e-centives, Inc., a Delaware corporation, formerly known as Emaginet, Inc. (the "Company"), and Kamran Amjadi (the "Executive").

            WHEREAS, the Company and the Executive have entered into an Employment Agreement (the "Employment Agreement"), for the purpose of setting forth the terms and conditions for the employment relationship of the Executive with the Company; and

            WHEREAS, the Company and the Executive desire to amend the Employment Agreement to delete the stock-based compensation provisions of the Employment Agreement as herein set forth;

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive each hereby agrees as follows:

            1.    STOCK COMPENSATION.     The text of Section 3(c) of the
Employment Agreement is hereby deleted in its entirety and replaced with the phrase "[Intentionally Deleted.]".

            2. OTHER TERMS UNCHANGED. The Employment Agreement, as amended by this Amendment, shall remain and continue in full force and effect, shall be binding on the Company and the Executive and is in all respects agreed to, ratified and confirmed hereby. Any reference to the Employment Agreement after the date first set forth above shall be deemed to be a reference to the Employment Agreement, as amended by this Amendment.

            3. SECTION HEADINGS. The section headings used in this Amendment are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Amendment.

            4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland as such laws are applied to contracts entered into and to be performed entirely within the State of Maryland (excluding choice-of-law provisions thereof).


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            5.    EXECUTION IN COUNTERPARTS.    This Amendment may be
executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment, or have caused this Amendment to be duly executed and delivered on their behalf, as of the day and year first above written.

                                    E-CENTIVES, INC.



                                    By:  /s/ MEHRDAD AKHAVAN
                                        --------------------------------------
                                         Mehrdad Akhavan, President


                                    EXECUTIVE



                                    /s/ KAMRAN AMJADI
                                    --------------------------------------------
                                    Kamran Amjadi







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                              EMPLOYMENT AGREEMENT

     This Agreement is made by and between Emaginet, Inc. (the "Company"), a Delaware corporation whose address is 6903 Rockledge Drive, Suite 1200, Bethesda, Maryland 20814 and Mr. Kamran Amjadi ("Amjadi"), a Maryland resident whose home address is 7605 Arnet Lane, Bethesda, Maryland 20817.

1.   TERM AND DUTIES

     (a) The Company hereby retains Mr. Kamran Amjadi, and Kamran Amjadi accepts this engagement, as Chief Executive Officer ("CEO") and President of Emaginet, Inc., for a term commencing May 8, 1998, and terminating on August 31, 2002.

     (b) As President and CEO of the Company Mr. Amjadi shall be in full charge of the entire operation and management of the Company, including its day to day operations, including but not limited to strategic planning and execution, funding and budgeting of all Company operations, product development, marketing, sales, business development and all personnel issues.

2. D & O INSURANCE. The Company agrees to provide Directors and Officers liability insurance to Mr. Amjadi effective from the first day of employment of Mr. Amjadi.

3.   COMPENSATION

     (a) Base Salary. In consideration for the services to be provided by Mr. Amjadi, the Company shall pay Mr. Amjadi a minimum of $170,000.00 per annum, paid in bi-monthly payments. This salary will be reviewed and adjusted by the Board of Directors prior to May 1st of each year of the contract to provide for merit increases based upon standards set by the Board of Directors.

     (b) Performance Bonuses. Mr. Amjadi shall be eligible for an annual bonus of $50,000 based on performance criteria established by the Board of Directors.

     (c) Stock. During the term of this Agreement, Mr. Amjadi shall earn and be granted on the 15th day of each May an annual stock option to purchase up to 100,000 common shares of Emaginet, Inc., provided that Mr. Amjadi meets for each annual grant certain performance criteria as set by the Board of Directors. The price per share shall be set by the Board of Directors, but in no event greater than the market price of the stock at the time of the award. The terms and conditions of the Option Agreement shall follow the terms and conditions of the 1996 Stock Option Plan, except that they shall be vested immediately upon meeting the performance criteria.

     (d) Health Benefits. The Company agrees to pay health and dental insurance premiums for Mr. Amjadi at the family level, for coverage under its health plan.
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     (e)  Vacation. The Company agrees to provide Mr. Amjadi with 20 days of personal time off per annum, in addition to the Company's standard holidays. Vacations are accruable without limit.

     (f) Other Benefits. Mr. Amjadi is entitled to receive all other benefits provided to regular, full-time employees of the Company.

4.   TERMINATION AND SEVERANCE

     (a) Termination Without Cause. The Company shall have the right to terminate Mr. Amjadi for any reason or no reason, but in either case, shall be obligated to pay the full balance of the salaries defined in Paragraph 3(a) through the remaining term of this Agreement.

     (b) Termination Events. The occurrence of any of the following events during the term of the Agreement shall also constitute Termination Without Cause and subject to the payment provision defined in Paragraph 4(a): (i) Mr. Amjadi's base salary is reduced for any reason without his consent;
     (ii) the Company is taken over, sold, or involved in a merger or acquisition of any kind, and the same salary is not offered to him for the remaining term of this agreement.

     (c) Termination With Cause. Termination for cause shall mean only termination for gross or serious financial or felony misconduct by Mr. Amjadi in connection with his employment. Non-performance on the Company's business objectives shall not be deemed grounds for termination with cause. If terminated with cause, the payment provision defined in Paragraph 4(a) shall not be in effect.

5.   PROPRIETARY INFORMATION AND NON-COMPETE AGREEMENT

     (a) Mr. Amjadi acknowledges that during the term of the Agreement he will have access to and become familiar with various trade secrets, confidential and proprietary information of the Company, that such information is the property of the Company and that it shall not be used or disclosed during the term of his employment or for one year thereafter.

     (b) Mr. Amjadi also agrees that for period of one year subsequent to his termination of employment he will not compete directly with or be employed in any way, by individuals, companies, entities or interests that compete directly with the Company on any of the products that the Company has developed or is in the process of developing at the time of his termination. Subsequent to this one year non-compete period, Mr. Amjadi shall continue to protect as confidential and not use any intellectual property belonging to the Company, but may use other information he acquired as an executive of the Company.

6. ASSIGNMENT. The parties acknowledge that a successor to the Company under a sale, merger or acquisition shall be bound by all of the terms and conditions of this Agreement.

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7.   SEVERABILITY. If any provision of this Agreement is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not effect the validity of the remainder of the Agreement. Each provision, paragraph and subpart of this Agreement is separable from every other provision, paragraph and subpart and constitutes a separate and distinct covenant.

8. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Maryland.

9. COMPLETE AGREEMENT. This Agreement embodies all the terms and conditions as agreed to between the parties. Mr. Amjadi acknowledges that he has not relied on any warranties or representations or promises except as set forth in this document. This Agreement may be changed, amended or superseded only by an agreement in writing signed by the parties.

10.  ARBITRATION

     (a) Mandatory Arbitration. The parties agree that any dispute under this Agreement, including termination, shall be subject to mandatory arbitration pursuant to the rules of the American Arbitration Association. The parties acknowledge that arbitration is the sole remedy available to them regarding their claims under this Agreement. Provided, however, that if the Company fails to comply with its obligations in paragraph 4(a) or (b) Mr. Amjadi shall have the right to seek injunctive relief to enforce the Agreement. Mr. Amjadi and the Company otherwise agree to waive all fights to litigate disputes under this Agreement in federal or state court. This provision to arbitrate any dispute in connection with the terms and conditions of this Agreement shall survive termination of this Agreement.

     (b) Arbitration Procedures. Unless the parties to the arbitration agree otherwise, the arbitration shall take place in Montgomery County, Maryland. The arbitration award shall be final and binding upon the parties and may be entered in any court having jurisdiction. The parties will use a single arbitrator and shall divide the costs of the arbitration equally. Each party shall bear its own attorney's fees and costs for the arbitration.

Mr. Kamran Amjadi                  EMAGINET, INC.

/s/ Kamran Amjadi                  By:   /s/ Mehrdad Akhavan
-----------------------------          ------------------------------

                                   Title: Executive Vice President
                                          ---------------------------
WITNESS:

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